EXHIBIT 99


[LOGO]OAK HILL
      FINANCIAL, INC.


For Immediate Release


Thursday, January 12, 2006

Contact:  David G. Ratz, Executive Vice President
          (740) 286-3283

Oak Hill Financial Reports 4th Quarter Results

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended December 31, 2005 of $3,438,000, or $0.60 per diluted share. The fourth quarter 2005 earnings represent a 1.3% increase over the $3,394,000, or $0.59 per diluted share, in net earnings from operations that the company recorded for the quarter ended December 31, 2004.

For the twelve months ended December 31, 2005, Oak Hill Financial recorded net earnings from operations of $10,923,000, or $1.89 per diluted share, as compared to the $13,096,000, or $2.30 per diluted share, in net earnings from operations for the full year 2004.

The operating earnings for the fourth quarter and full year 2005 have been adjusted for various non-recurring charges and expense reductions. Including the non-recurring items, the company's U.S. GAAP (accounting principles generally accepted in the United States) net income was $3,579,000, or $0.63 per diluted share, for the fourth quarter of 2005 and $11,379,000, or $1.97 per diluted share, for the twelve months ended December 31, 2005, which compares to U.S. GAAP net income of $1,053,000, or $0.18 per diluted share, for the fourth quarter of 2004, and $10,662,000, or $1.87 per diluted share, for the full year 2004.

The company's total assets ended the fourth quarter of 2005 at $1.24 billion, an increase of 14.6% over the $1.08 billion in total assets recorded at December 31, 2004. Net loans at December 31, 2005 were $1.02 billion, up 11.2% over the $912.5 million in net loans at December 31, 2004. The year-over-year comparisons are enhanced by Oak Hill Financial's acquisition of Lawrence Financial Holdings, Inc. on April 1, 2005. The Lawrence Financial transaction added $116.9 million in assets and $76.5 million in loans to Oak Hill Financial's totals.

Reviewing his company's performance, Oak Hill Financial President and CEO R.E. Coffman, Jr. said, "On balance, we are pleased with the quarter. Loans were up almost 8% annualized, and we had strong growth in several of our core deposit categories. Although our nonperforming loans are still not where we want them to be, net charge-offs remained low, and we kept operating expenses in check."

Coffman continued, "I am very pleased with how our people have responded to the challenges of 2005. In the past few months, we have taken many positive steps to position Oak Hill Financial for a successful future. In 2006, we will continue to focus on credit quality, and we are confident that our credit administration and special assets teams will reduce our nonperforming loans. Also, we expect loan growth to be stronger in 2006, we will remain rational in our pricing and prudent in our underwriting, and we will not sacrifice the net interest margin and credit quality for the sake of growth."

"We have strengthened our financial services, commercial lending, mortgage origination, and insurance areas, and we expect to see the results of these efforts in 2006. We have also been very successful in increasing the number of core deposit accounts and household relationships during the third and fourth quarters, and we will continue to target these areas. To support our development efforts, we are taking our sales training and monitoring programs to a higher level. We think we have a good sales culture now; we intend to turn it into a great sales culture in 2006."

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the fourth quarter was 3.60%, as compared to the 3.96% posted in the fourth quarter of 2004 and the 3.72% recorded for the third quarter of 2005. The fourth quarter margin was impacted by the sustained flat yield curve, which held down asset yields, and rising liability costs as financial institutions in the company's market areas aggressively increased deposit rates. However, while the margin declined on a linked-quarter basis, it hit the low point in October and improved as the quarter progressed. Going forward, the company will continue to take a disciplined approach to both loan and deposit pricing to preserve the margin. Although continued pressure is likely, management believes that the margin can be maintained at or near its current level.

Operating Expenses - Non-interest expenses from operations were 2.67% of average assets for the fourth quarter of 2005, which compares to 2.70% for the fourth quarter of 2004 and 2.72% for the third quarter of 2005. On a linked-quarter basis, compensation and benefits, occupancy, and certain data processing expenses decreased. These reductions were offset by increases in professional fees and various miscellaneous expenses. The company's efficiency ratio from operations for the fourth quarter of 2005 was 58.7%, as compared to 55.3% in the prior year's quarter and 58.9% in the third quarter of 2005.

For the year 2005, the non-interest expense to average assets and efficiency ratios from operations were 2.66% and 57.9%, respectively, versus 2.69% and 54.2% for the year 2004. With a continued focus on controlling operating expenses and further realization of the cost savings from the Lawrence Financial Holdings transaction, management expects that the non-interest expense to average assets and efficiency ratios can be improved in 2006.

Non-Interest Income - Non-interest income from operations, including gain on sale of loans, was $3.1 million in the fourth quarter, an increase of 13.1% over the fourth quarter of 2004 and 3.1% over the third quarter of 2005. The linked-quarter increase was the result of increases in deposit service charges and recovery of impairment of mortgage servicing rights, which the company includes in non-interest income. Offsetting the linked-quarter increase were declines in the gain on the sale of loans and investment services income and a loss on the sale of investments.

For the full year 2005, non-interest income increased 11.5%, with the increase due in part to the Lawrence Financial Holdings acquisition. For 2006, the company anticipates that non-interest income overall will continue to increase, with mortgage and SBA originations, brokerage and financial planning services, insurance commissions, title services, and service charges expected to be the largest contributors to growth.

Asset Quality - At the end of the fourth quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 1.72% and 1.45%, respectively, as compared to the 1.67% and 1.41%, respectively, recorded at September 30, 2005. The increase is due to the movement to nonperforming status during the fourth quarter of a $1.0 million commercial real estate loan.

As previously reported, the largest of the company's nonperforming loans remains a group of commercial real estate loans from a single relationship with a net carrying value of $5.4 million. Management believes that further losses on this relationship will be minimal. The second largest of the nonperforming loans, also reported previously, is a $3.4 million commercial real estate loan on which minimal losses are anticipated.

The company's net charge-offs (non-annualized) were 0.03% of total loans for the quarter, as compared to 0.02% in the third quarter of 2005 and 0.08% in the fourth quarter of 2004. Going forward, the company expects net charge-offs to be in line with its historical range of 0.20% to 0.25% annually.

Consistent with generally accepted accounting principles and regulatory guidelines, the company uses various formulas to determine its allowance for loan losses (ALL). The methodology takes into consideration not only charge-offs but also the rated quality of the company's loans based on loan review grades and the types and amounts of loans comprising the portfolio, while allowing some discretion by management to make adjustments based on near-term economic conditions. The ALL/total loans ratio began the fourth quarter at 1.32%. Management's ongoing analysis of the above factors indicated that an ALL/total loans ratio of 1.33% was appropriate at December 31.

Asset/Loan Growth - Oak Hill Financial's total assets increased at a 3.8% annual rate from September 30 to December 31, while net loans grew at an annualized 7.8%. Total deposits declined slightly as the company allowed maturing brokered deposits to run-off and replaced them with borrowings. For 2006, management anticipates moderate loan growth in the range of the fourth quarter's growth rate.

Stock Buyback - In May 2005, Oak Hill Financial announced a program under which it may repurchase up to 290,000 shares, or approximately 5.0%, of its outstanding common stock. The new program replaced the company's previous repurchase plan, which was announced in February 2004. During the fourth quarter of 2005, Oak Hill Financial repurchased 55,400 common shares under its new buyback program. A total of 269,945 common shares were repurchased by the company under its buyback plans during the full year 2005.

Expansion - On January 5, the company's Oak Hill Banks affiliate opened a Business Financial Center in the Ohio community of Lancaster to serve the lending, depository, and financial services needs of small and mid-size businesses in that market. A second Business Financial Center will open in the first quarter in Athens, Ohio, where the company already has a full-service banking office. Also, a new bank branch in Mt. Orab, Ohio, a growing community east of Cincinnati, is currently under construction and is expected to open in the second quarter. Later in 2006 and into 2007, the company expects to pursue additional expansion opportunities in suburban Columbus and the Cincinnati-Dayton region.

Estimates - Management estimates that earnings per share from operations for 2006 will be in the range of $2.45 to $2.55.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiary, Oak Hill Banks, operates 35 full-service banking offices and three bank loan production offices in 16 counties across southern and central Ohio. A second subsidiary, Oak Hill Financial Insurance Agency, provides group health plans, benefits administration, and other insurance services to business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 12, 2006 Press Release




                                                              At December 31,
(In thousands)                                              2005          2004
--------------------------------------------------------------------------------
SUMMARY OF FINANCIAL CONDITION

Total assets                                             $1,241,058   $1,083,040
Interest-bearing deposits and federal funds sold              2,983        2,705
Investment securities                                       134,812       92,023
Loans receivable - net                                    1,015,083      912,538
Deposits                                                    978,396      862,096
Federal Home Loan Bank advances and other borrowings        164,382      131,660
Stockholders' equity                                         94,081       85,043


     The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP"). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company's U.S. GAAP information to its operating information is presented in the table below.

                                                                                         For the                     For the
                                                                                    three months ended         twelve months ended
                                                                                       December 31,                December 31,
(In thousands, except share data)                                                   2005          2004         2005           2004
------------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)                                                         $    3,579    $    1,053   $   11,379    $   10,662

Non-recurring items, net of tax:
     Loss on sale of consumer finance loan portfolio                                     --         2,115           --         2,115
     Expenses related to the discontinuation of operations at
        consumer finance subsidiary                                                      --           215           --           215
     Gain on sale of branch locations and other assets                                   --            --         (133)           --
     Merger-related expenses                                                             28         11355          104            --
     Reduction in tax expense                                                          (169)           --         (678)           --
------------------------------------------------------------------------------------------------------------------------------------
Net earnings from operations                                                     $    3,438    $    3,394   $   10,923    $   13,096
====================================================================================================================================

Diluted earnings per share (U.S. GAAP)                                           $     0.63    $     0.18   $     1.97    $     1.87

Non-recurring items, net of tax:
     Loss on sale of consumer finance loan portfolio                                     --          0.37           --          0.37
     Expenses related to the discontinuation of operations at
        consumer finance subsidiary                                                      --          0.04           --          0.04
     Gain on sale of branch locations and other assets                                   --            --        (0.02)           --
     Merger-related expenses                                                             --            --         0.06          0.02
     Reduction in tax expense                                                         (0.03)           --        (0.12)           --
------------------------------------------------------------------------------------------------------------------------------------
Diluted earnings per share from operations                                       $     0.60    $     0.59   $     1.89    $     2.30
====================================================================================================================================

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 12, 2006 Press Release

                                                                                        For the                     For the
                                                                                   three months ended         twelve months ended
                                                                                       December 31,                December 31,
(In thousands, except share data)                                                  2005          2004         2005           2004
-----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest income (expense) (U.S. GAAP)                                       $  3,082      $   (529)     $ 11,638      $  7,001

Non-recurring items:
     Loss on sale of consumer finance loan portfolio                                  --         3,254            --         3,254
    Gain on sale of branch locations and other assets                                 --          (205)           --            --
-----------------------------------------------------------------------------------------------------------------------------------
Non-interest income from operations                                             $  3,082      $  2,725      $ 11,433      $ 10,255
===================================================================================================================================

Non-interest expense (U.S. GAAP)                                                $  8,107      $  7,606      $ 31,045      $ 27,275

Non-recurring items:
     Expenses related to the discontinuation of operations at
         consumer finance subsidiary                                                  --          (331)           --          (331)
     Merger-related expenses                                                         (44)          (17)         (546)         (160)
     Reduction in tax expense                                                        261            --         1,044            --
-----------------------------------------------------------------------------------------------------------------------------------
Non-interest expense from operations                                            $  8,324      $  7,258      $ 31,543      $ 26,784
===================================================================================================================================

SUMMARY OF OPERATIONS (1)(2)(3)

Interest income                                                                 $ 18,674      $ 15,756      $ 69,720      $ 59,251
Interest expense                                                                   8,481         5,732        29,436        20,838
-----------------------------------------------------------------------------------------------------------------------------------
     Net interest income                                                          10,193        10,024        40,284        38,413
Provision for losses on loans                                                        670           851         6,341         3,136
-----------------------------------------------------------------------------------------------------------------------------------
     Net interest income after provision for losses on loans                       9,523         9,173        33,943        35,277
Gain on sale of loans                                                                216           528         1,085         1,882
Insurance commissions                                                                710           826         2,781         3,050
Other non-interest income                                                          2,156         1,371         7,567         5,323
General, administrative and other expense                                          8,324         7,258        31,543        26,784
-----------------------------------------------------------------------------------------------------------------------------------
     Earnings before federal income taxes                                          4,281         4,640        13,833        18,748
Federal income taxes                                                               1,218         1,496         3,910         6,152
Federal tax credits                                                                 (375)         (250)       (1,000)         (500)
-----------------------------------------------------------------------------------------------------------------------------------
Net earnings from operations                                                    $  3,438      $  3,394      $ 10,923      $ 13,096
===================================================================================================================================

SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(2)(3)(5)(6)

Diluted earnings per share                                                      $   0.60      $   0.59      $   1.89      $   2.30

===================================================================================================================================
Return on average assets                                                            1.10%         1.26%         0.92%         1.31%
Return on average equity                                                           14.54%        15.78%        11.89%        15.83%
Non-interest expense to average assets                                              2.67%         2.70%         2.66%         2.69%
Efficiency ratio                                                                   58.65%        55.30%        57.93%        54.12%


Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 12, 2006 Press Release

                                                                                           At or For the           At or For the
                                                                                        three months ended      twelve months ended
                                                                                            December 31,            December 31,
(In thousands, except share data)                                                         2005       2004        2005         2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE INFORMATION (U.S. GAAP)

Basic earnings per share (4)                                                            $  0.64     $  0.19     $  2.01     $  1.92
====================================================================================================================================
Diluted earnings per share (5)                                                          $  0.63     $  0.18     $  1.97     $  1.87
====================================================================================================================================
Dividends per share                                                                     $  0.19     $  0.17     $  0.70     $  0.62
====================================================================================================================================
Book value per share                                                                         --          --     $ 16.79     $ 15.29
====================================================================================================================================


OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (6)

Return on average assets                                                                   1.15%       0.39%       0.96%       1.07%
Return on average equity                                                                  15.14%       4.89%      12.39%      12.89%
Non-interest expense to average assets                                                     2.60%       2.83%       2.62%       2.74%
Net interest margin (fully-taxable equivalent)                                             3.60%       3.96%       3.70%       4.05%
Total allowance for losses on loans to non-performing loans                                  --          --       77.25%     186.83%
Total allowance for losses on loans to total loans                                           --          --        1.33%       1.28%
Non-performing loans to total loans                                                          --          --        1.72%       0.69%
Non-performing assets to total assets                                                        --          --        1.45%       0.73%
Net charge-offs to average loans (actual for the period)                                   0.03%       0.08%       0.50%       0.26%
Net charge-offs to average loans (annualized)                                              0.12%       0.33%       0.50%       0.26%
Equity to assets at period end                                                             7.58%       7.84%
Efficiency ratio                                                                          57.06%      57.99%      56.98%      55.11%
------------------------------------------------------------------------------------------------------------------------------------

(1) Excludes $261,000 and $1,044,000 reduction in tax expense for the three and twelve months ended December 31, 2005 resulting from a tax savings of $1.0 million for 2005.
(2) Does not include $44,000 and $546,000 of merger-related charges for the three and twelve months ended December 31, 2005 and $17,000 and $160,000 of merger-related charges for the three and twelve months ended December 31, 2004. Also does not include a $3.3 million loss on the sale of the consumer finance loan portfolio and $331,000 of expenses related to the discontinuation of operations at the consumer finance subsidiary for the three and twelve months ended December 31, 2004.
(3) Does not include $205,000 of gains on the sale of branch locations and other assets for the twelve months ended December 31, 2005.
(4)   Based on 5,616,138,  5,667,513,  5,546,680 and 5,549,855  weighted-average shares outstanding for the three and twelve months ended December 31, 2005 and 2004, respectively.
(5)   Based on 5,719,294,  5,789,330,  5,685,557 and 5,692,468  weighted-average shares outstanding for the three and twelve months ended December 31, 2005 and 2004, respectively.
(6)   Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 12, 2006 Press Release


                                                             At December 31,
(In thousands, except share data)                          2005           2004
--------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                   26,400        31,997
Trading account securities                                      --            --
Securities available for sale                              131,193        88,383
Securities held to maturity                                  3,619         3,640
Other securities                                             7,626         6,590
Total securities                                           142,438        98,613
Total cash and securities                                  168,838       130,610
Loans and leases held for investment (1)                 1,024,998       924,129
Loans and leases held for sale (1)                             410           256
Total loans and leases (1)                               1,025,408       924,385
Allowance for losses on loans                               13,653        11,847
Goodwill                                                     5,020         1,674
Other intangible assets                                      4,068         1,270
Total intangible assets                                      9,088         2,944
Mortgage servicing rights                                    3,328         3,146
Purchased credit card relationships                             --            --
Other real estate owned                                        376         1,614
Bank owned life insurance                                   12,948        10,118
Other assets                                                34,725        22,070
Total assets                                             1,241,058     1,083,040


BALANCE SHEET - LIABILITIES

Deposits                                                   978,396       862,096
Federal Home Loan Bank advances and other borrowings       141,382       113,660
Other liabilities                                            4,191         4,233
Total liabilities                                        1,123,969       979,989
Redeemable preferred stock                                      --            --
Trust preferred securities                                  23,000        18,000
Minority interests                                               8             8
Other mezzanine level items                                     --            --
Total mezzanine level items                                 23,008        18,008
Total liabilities and mezzanine level items              1,146,977       997,997


BALANCE SHEET - EQUITY

Preferred equity                                                --            --
Common equity                                               94,081        85,043
MEMO ITEM: Net unrealized gain (loss) on securities
     available for sale, net of tax                           (673)          605
End of period shares outstanding (2)                     5,604,165     5,557,281
Options outstanding                                        484,233       582,466
Treasury shares held by the Company                        270,420        96,302
--------------------------------------------------------------------------------

(1) Data is net of unearned interest, gross of allowance for losses on loans
(2) Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 12, 2006 Press Release

                                                                                 At or For the                   At or For the
                                                                               Three Months Ended             Twelve Months Ended
                                                                                  December 31,                    December 31,
(In thousands, except share data)                                             2005            2004           2005            2004
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?                                                          No             No            Yes            Yes
Number of shares to be repurchased in plan(1)                                      N/A            N/A        290,000        300,000
Number of shares repurchased during the period(1)                               55,400             --        269,945        134,936
Average price of shares repurchased(1)                                      $    30.43             --     $    28.97     $    32.38

INCOME STATEMENT

Interest income                                                                 18,674         15,756         69,720         59,251
Interest expense                                                                 8,481          5,732         29,436         20,838
Net interest income                                                             10,193         10,024         40,284         38,413
Net interest income (fully-taxable equivalent)                                  10,572         10,218         41,557         39,057
Provision for losses on loans                                                      670            851          6,341          3,136
Non-recurring expense:
       Loss on sale of consumer finance loan portfolio                              --          3,254             --          3,254
       Expenses related to the discontinuation of operations at
          consumer finance subsidiary                                               --            331             --            331
       Merger-related expenses                                                      44             17            546            160
Non-recurring income:
      Gain on sale of branch locations and other assets                             --             --            205             --
Trading account income                                                              --             --             --             --
Foreign exchange income                                                             --             --             --             --
Trust income                                                                        --             --             --             --
Insurance commissions                                                              710            826          2,781          3,050
Service charges on deposits                                                      1,322            925          4,508          3,562
Gain on sale of loans                                                              216            528          1,085          1,882
Gain on investment securities transactions                                         (10)           498            276
Other non-interest income                                                          844            446          2,561          1,485
Total non-interest income                                                        3,082          2,725         11,433         10,225
Employee compensation and benefits                                               4,095          3,776         16,107         14,519
Occupancy and equipment expense                                                    977            954          4,067          3,400
Foreclosed property expense                                                         --             --             --             --
Amortization of intangibles                                                        283             72            953             72
Other general, administrative and other expense                                  2,708          2,456          9,372          8,793
Total non-interest expenses                                                      8,063          7,258         30,499         26,784
Net income before taxes                                                          4,498          1,038         14,536         15,003
Federal income taxes                                                             1,294            235          4,157          4,841
Federal new markets tax credit                                                    (375)          (250)        (1,000)          (500)
Net income before extraordinary items                                            3,579          1,053         11,379         10,662
Extraordinary items                                                                 --             --             --             --
Net income                                                                       3,579          1,053         11,379         10,662

CHARGE-OFFS

Loan charge-offs                                                                   839          1,588          7,747          3,545
Recoveries on loans                                                                541            823          2,755          1,291
Net loan charge-offs                                                               298            765          4,992          2,254

AVERAGE BALANCE SHEET

Average loans and leases                                                     1,022,153        924,372        993,976        869,849
Average other earning assets                                                   141,576        101,438        129,309         93,816
-----------------------------------------------------------------------------------------------------------------------------------

(1) The existing plan, approved on February 26, 2004, was rescinded and a new plan was announced on May 26, 2005. Under the existing plan, 32,000 shares were repurchased at an average price of $27.70 during the twelve months ended December 31, 2005. Under the new plan, 55,400 and 237,945 shares were repurchased at an average price of $30.43 and $29.14 during the three and twelve months ended December 31, 2005, respectively.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 12, 2006 Press Release

                                                                                   At or For the                At or For the
                                                                                Three Months Ended           Twelve Months Ended
                                                                                    December 31,                  December 31,
(In thousands, except share data)                                               2005           2004           2005           2004
-----------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets                                                   1,163,729     1,025,810     1,123,285        963,665
Average total assets                                                           1,235,698     1,070,287     1,186,236        997,026
Average non-interest bearing deposits                                            100,077        80,293        91,315         72,142
Average total time deposits                                                      589,104       547,112       585,114        509,340
Average other interest-bearing deposits                                          299,984       218,093       267,404        205,576
Average total interest-bearing deposits                                          889,088       765,205       852,518        714,916
Average borrowings                                                               146,016       135,869       144,445        124,514
Average interest-bearing liabilities                                           1,035,104       901,074       996,963        839,430
Average preferred equity                                                              --            --            --             --
Average common equity                                                             93,800        85,565        91,853         82,708


ASSET QUALITY AND OTHER DATA

Non-accrual loans                                                                                             16,695          5,549
Renegotiated loans                                                                                                --             --
Loans 90+ days past due and still accruing                                                                       979            791
Total non-performing loans                                                                                    17,674          6,340
Other real estate owned                                                                                          376          1,614
Total non-performing assets                                                                                   18,050          7,954


ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others                                                              246,200        252,079
Proprietary mutual fund balances                                                                                  --             --
Fair value of securities held to maturity                                                                      3,851          3,906
Full-time equivalent employees                                                                                   422            377
Total number of full-service banking offices                                                                      34             29
Total number of bank and thrift subsidiaries                                                                       1              1
Total number of ATMs                                                                                              40             35


LOANS RECEIVABLE

1 - 4 family residential                                                                                     237,138        199,987
Home equity                                                                                                   42,967         41,744
Multi-family residential                                                                                      37,241         25,215
Commercial real estate                                                                                       381,966        347,303
Construction and land development                                                                             52,612         63,132
Commercial and other                                                                                         164,527        173,766
Consumer                                                                                                     106,775         68,074
Credit cards                                                                                                   2,183          2,020
-----------------------------------------------------------------------------------------------------------------------------------
      Loans receivable - gross                                                                             1,025,409        921,241
Unearned interest                                                                                                 (1)            (2)
-----------------------------------------------------------------------------------------------------------------------------------
      Loans receivable - net of unearned interest                                                          1,025,408        921,239
Allowance for losses on loans                                                                                (13,653)       (11,847)
-----------------------------------------------------------------------------------------------------------------------------------
      Loans receivable - net (1)                                                                           1,011,755        909,392

(1) Does not include mortgage servicing rights.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 12, 2006 Press Release

                                                                                           At or For the           At or For the
                                                                                        Three Months Ended      Twelve Months Ended
                                                                                            December 31,           December 31,
(In thousands, except share data)                                                         2005        2004       2005        2004
-----------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Transaction accounts
     Non-interest bearing                                                                                        97,575      88,712
     Interest-bearing                                                                                            79,329      65,395
Savings accounts                                                                                                 64,128      58,978
Money market deposit accounts                                                                                   159,060      89,539
Other core interest-bearing                                                                                     427,647     365,125
-----------------------------------------------------------------------------------------------------------------------------------
          Total core deposit accounts                                                                           827,739     667,749
Non-core interest-bearing accounts                                                                              150,657     194,347
-----------------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                                                            978,396     862,096
===================================================================================================================================


Yield/average earning assets (fully-taxable equivalent)                                    6.49%       6.18%       6.32%       6.22%
Cost/average earning assets                                                                2.89%       2.22%       2.62%       2.17%
-----------------------------------------------------------------------------------------------------------------------------------
      Net interest income (fully-taxable equivalent)                                       3.60%       3.96%       3.70%       4.05%
===================================================================================================================================

NEW MARKETS TAX CREDIT

Qualified equity investment in Oak Hill Banks Community Development Corp.                                        20,000      10,000
===================================================================================================================================



                 QEI                                                   New Markets Tax Credit
                               ----------------------------------------------------------------------------------------------------
Year           Amount             2004         2005         2006         2007         2008         2009          2010         2011
-----------------------------------------------------------------------------------------------------------------------------------
2004           10,000              500          500          500          600          600           600          600           --
2005           10,000               --          500          500          500          600           600          600          600
-----------------------------------------------------------------------------------------------------------------------------------

Totals         20,000              500        1,000        1,000        1,100        1,200         1,200        1,200          600
===================================================================================================================================
